UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2024, Seelos Therapeutics, Inc. (the “Company”) received notice that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s common stock from The Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s failure to comply with the minimum stockholder’s equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard Rule”). As previously disclosed, the Panel had provided the Company until October 11, 2024, to regain compliance with the Equity Standard Rule.

Trading in the Company’s common stock will be suspended on Nasdaq effective with the open of business on October 16, 2024. As a result, the Company expects its common stock to begin trading on the OTCQB on that date. There can be no assurance that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on an over-the-counter market or elsewhere.

Item 8.01.	Other Events.

On October 15, 2024, the Company issued a press release titled “Seelos Therapeutics Announces Notice of Delisting from Nasdaq and Transfer of Listing to Over-the-Counter Market.” A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: October 15, 2024	By:	/s/ Michael Golembiewski
Name: Michael Golembiewski
Title: Chief Financial Officer